--------------------------------------------------------------------------------
CG Variable Annuity Accounts I & II                                          1

Dear Investor:

We're pleased to provide you with this annual report for Connecticut General Variable Annuity Accounts I & II for the six months ended June 30, 2004.

Following is a summary of key performance results:


For qualified contractholders
o Accumulation unit values for the Flexible Annuity increased 1.22% from the December 31, 2003 level, from $186.085 to $188.357.

o For all other qualified individual contracts, accumulation unit values increased 1.76%, from $200.952 to $204.480.

o Accumulation unit values for group qualified contracts with 50 participants or more increased 2.52% from $239.503 to $245.543 during the period from January 1, 2004 to June 30, 2004.

For non-qualified contractholders
o Accumulation unit values for the Flexible Annuity increased 2.34% from the December 31, 2003 level, from $164.114 to $167.961.

o For all other non-qualified individual contracts, accumulation unit values increased 2.53%, from $178.372 to $182.875.

o Accumulation unit values for group non-qualified contracts increased 2.78% from $212.573 to $218.480 during the period from January 1, 2004 to June 30, 2004.

In addition to the financial statements for your annuity contracts, this report includes the financial statements and a list of holdings for the TimesSquare VP S&P 500 Index Fund [RegTM], the mutual fund supporting Variable Annuity Accounts I and II.

Thank you for letting us serve your investment needs. We look forward to our continuing relationship in the coming years.


/s/ John Y. Kim



John Y. Kim
President,
CIGNA Retirement & Investment Services

--------------------------------------------------------------------------------
CG Variable Annuity Account I                                                2

Statement of Assets and Liabilities
June 30, 2004 (Unaudited)



Assets:
Investment in TimesSquare VP S&P 500 Index Fund[RegTM] at net asset value, 2,847,361.279 shares
 at $16.36 per share (cost $25,465,462; net unrealized appreciation $21,117,369)                 $46,582,831
Receivable from Connecticut General Life Insurance Company                                            51,955
                                                                                                 -----------
   Total assets                                                                                   46,634,786
                                                                                                 -----------
Liabilities
Payable to Connecticut General Life Insurance Company                                                455,739
                                                                                                 -----------
   Total liabilities                                                                                 455,739
                                                                                                 -----------
Net Assets                                                                                       $46,179,047
                                                                                                 ===========
Net Assets Represented By:
                                                                                  Unit
                                                                     Units        Valu  e
                                                                     -----        ----
Accumulation Contracts
Group contracts:
 50 participants or more (50-1)                                      109,688     $  245.543      $26,933,121
 Less than 50 participants (51-1)                                     13,995        223.804        3,132,137
 Tax-deferred annuity contracts issued after May 1, 1976 (52-1)       50,963        195.708        9,973,867
Individual contracts:
 Variable annuity contracts (53-1)                                     7,135        204.480        1,458,965
 Flexible annuity contracts (54-1)                                     9,592        188.357        1,806,720
Annuity Contracts
Group contracts:
 50 participants or more (50-3)                                      225,240          4.445        1,001,192
 Tax-deferred annuity contracts issued after May 1, 1976 (52-3)       10,106          5.364           54,209
Individual contracts:
 Variable annuity contracts (53-3)                                    11,593          5.781           67,019
 Variable annuity contracts (53-5)                                   307,686          4.846        1,491,046
 Flexible annuity contracts (54-5)                                    47,927          5.441          260,771
                                                                                                 -----------
                                                                                                 $46,179,047
                                                                                                 ===========



The Notes to Financial Statements are an integral part of these statements.

--------------------------------------------------------------------------------
CG Variable Annuity Account I                                                3

Statements of Operations
Six Months Ended June 30, 2004 (Unaudited)



Loss on Investment
 Dividends                                                               $         0
 Mortality expense risk and administrative charges                            95,257
                                                                         -----------
    Net loss on investment                                                   (95,257)
                                                                         -----------
Realized Gain on Investments
 Proceeds from sale of shares                                              1,762,709
 Cost of shares sold                                                       1,682,351
                                                                         -----------
 Realized gain from security transactions - net                               80,358
 Capital gain distribution                                                         0
                                                                         -----------
    Realized gain on investments - net                                        80,358
                                                                         -----------
Unrealized Appreciation (Depreciation) on Investments
 Beginning of year                                                        19,672,665
 End of year                                                              21,117,369
                                                                         -----------
    Change in unrealized appreciation (depreciation) on investments        1,444,704
                                                                         -----------

Increase (Decrease) in Net Assets Resulting from Operations              $ 1,429,805
                                                                         ===========


The Notes to Financial Statements are an integral part of these statements.

--------------------------------------------------------------------------------
CG Variable Annuity Account I                                                4

Statements of Changes in Net Assets
Six Months Ended June 30, 2004 (Unaudited)



From Operations
 Net loss on investment                                               $    (95,257)
 Realized gain on investments - net                                         80,358
 Change in unrealized appreciation (depreciation) on investments         1,444,704
                                                                      ------------
   Increase (decrease) in net assets resulting from operations           1,429,805
                                                                      ------------
From Unit Transactions
 Participant contributions                                                 104,503
 Transfers to/from fixed fund - net                                        (37,794)
 Withdrawal of funds on terminated/matured contracts                    (1,902,260)
 Annuity benefit distributions                                            (222,011)
 Mortality guarantee adjustment                                            (39,742)
 Equalization adjustment - net                                                (338)
                                                                      ------------
   Decrease in net assets derived from unit transactions                (2,097,642)
                                                                      ------------
Increase (Decrease) in Net Assets                                         (667,837)
                                                                      ------------
Net Assets, Beginning of Year                                           46,846,884
                                                                      ------------
Net Assets, End of Year                                               $ 46,179,047
                                                                      ============



The Notes to Financial Statements are an integral part of these statements.

--------------------------------------------------------------------------------
CG Variable Annuity Account I  Notes to Financial Statements                 5

1. Organization

The CG Variable Annuity Account I (the Account) is registered as a Unit Investment Trust under the Investment Company Act of 1940, as amended. The operations of the Account are part of the operations of Connecticut General Life Insurance Company (CG Life). These financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, and reflect management's estimates and assumptions, such as those regarding fair market value and reserve assumptions, that affect recorded amounts. Actual results could differ from those estimates. Significant estimates are discussed throughout the Notes to Financial Statements.

Under the terms of the annuity contracts, the individual participant can elect either a fixed or variable annuity benefit at retirement. The group participant can elect either a fixed or variable annuity benefit during the accumulation phase and at retirement. The assets providing for the variable annuity benefit will be invested in the TimesSquare VP S&P 500 Index Fund[RegTM] (the Fund), and the fixed annuity contract will be purchased from the Account's sponsor, CG Life. The Fund was organized by CG Life in 1968.


2. Summary of Significant Accounting Policies

The following is a summary of significant accounting policies consistently applied in the preparation of the Account's financial statements:

 A. The investment in the Fund's shares is valued at the closing net asset value per share as determined by the Fund on June 30, 2004. The difference between cost and fair value is reflected as unrealized appreciation on investments.

 B. The amount of the reserve for contracts in the distribution period is determined by actuarial assumptions which meet statutory requirements. Gains or losses resulting from actual mortality experience, the full responsibility for which is assumed by CG Life, are represented in the mortality guarantee adjustment.

 C. Investment transactions are accounted for on the trade date (date the order to buy or sell is executed), and income is recorded on the ex-dividend date. Cost of investments sold is determined on the basis of the last-in, first-out method.

 D. The operations of the Account are included in, and taxed as part of CG Life as a life insurance company. Under Internal Revenue Code Section 817(h), there is no taxable income attributable to the Account (See note 7).


3. Cost of Investments

The cost of investments represents the accumulated cost of the Fund's shares purchased and sold by the Account at net asset value with net participant contributions received and from reinvestment of all distributions made by the Fund. The cost of purchases and the proceeds from sales of investments were $274,579 and $1,762,708, respectively, for the six months ended June 30, 2004.


4. Changes in Units Outstanding

Accumulation units issued and redeemed were 440 and 7,118, respectively, for the six months ended June 30, 2004. There were no annuity units issued in 2004. Annuity units distributed were 45,645, for the six months ended June 30, 2004. Mortality units issued were 1,272 for the six months ended June 30, 2004. Annuity units are issued in the event of an annuitization.


5. Expenses and Related Party Transactions

Participant contributions are net of premium taxes (if any) and sales load of $1,839 for the six months ended June 30, 2004. These amounts are deducted from participant contributions before amounts are invested in the Account and paid to CG Life in accordance with the underlying

--------------------------------------------------------------------------------
CG Variable Annuity Account I  Notes to Financial Statements (Continued)     6

contract. Mortality and expense risk charges, which generally range from 0.25% to 1.10%, depending on contract size, are also paid to CG Life.

Withdrawal of funds on terminated contracts is net of administrative charges of $3,031 for the six months ended June 30, 2004. These amounts are paid to CG Life in accordance with the underlying contract.

During the six months ended June 30, 2004, management fees were paid to TimesSquare Capital Management, an affiliate of CG Life, in its capacity as advisor to the Fund. The advisory agreement provides for a fee at the annual rate of 0.25% of the average net assets of the Fund for the years then ended.

Contracts were sold primarily by persons who were insurance agents of or brokers for CG Life. These persons were authorized by applicable law to sell life and other forms of personal insurance. Contracts are no longer actively sold.


6. Financial Highlights

A summary of changes in unit values and various performance ratios follows.





                                                            For the six
                                                           months ended
                                                           June 30, 2004
                                                         ----------------
Accumulation Contracts:
Group Contracts:
50 or more participants (50-1)
Unit value, beginning of period                           239.503
Net investment income                                    ( 0.909)
Net realized and unrealized gain (loss) on investment
   transactions                                            6.949
                                                         --------
Unit value, end of period                                245.543
                                                         ========
Total Return *                                             2.521%
Ratios (as a % of average net assets):
   Expenses **                                             0.250%
   Net Investment Income ***                               0.000%


                                                            For the six
                                                           months ended
                                                         June 30, 2004
                                                         ----------------
Less than 50 participants (51-1)
Unit value, beginning of period                          219.155
Net investment income                                    ( 1.696)
Net realized and unrealized gain (loss) on investment
   transactions                                            6.345
                                                         --------
Unit value, end of period                                223.804
                                                         ========
Total Return *                                             2.121%
Ratios (as a % of average net assets):
   Expenses **                                             0.511%
   Net Investment Income ***                               0.000%
Tax-deferred annuity contracts issued after
   May 1, 1976 (52-1)
Unit value, beginning of period                          191.899
Net investment income                                    ( 1.755)
Net realized and unrealized gain (loss) on investment
   transactions                                            5.564
                                                         --------
Unit value, end of period                                195.708
                                                         ========
Total Return *                                             1.984%
Ratios (as a % of average net assets):
   Expenses **                                             0.600%
   Net Investment Income ***                               0.000%
Individual Contracts:
Variable annuity contracts (53-1)
Unit value, beginning of period                          200.952
Net investment income                                    ( 2.260)
Net realized and unrealized gain (loss) on investment
   transactions                                            5.788
                                                         --------
Unit value, end of period                                204.480
                                                         ========
Total Return *                                             1.755%
Ratios (as a % of average net assets):
   Expenses **                                             0.750%
   Net Investment Income ***                               0.000%

--------------------------------------------------------------------------------
CG Variable Annuity Account I  Notes to Financial Statements (Continued)     7




                                                            For the six
                                                           months ended
                                                         June 30, 2004
                                                         ----------------
Flexible annuity contracts (54-1)
Unit value, beginning of period                           186.085
Net investment income                                    ( 3.114)
Net realized and unrealized gain (loss) on investment
   transactions                                            5.386
                                                         --------
Unit value, end of period                                188.357
                                                         ========
Total Return *                                             1.220%
Ratios (as a % of average net assets):
   Expenses **                                             1.100%
   Net Investment Income ***                               0.000%
Payout Contracts:
Group Contracts:
50-3
Unit value, beginning of period                            4.402
Net investment income                                    (  .145)
Net realized and unrealized gain (loss) on investment
   transactions                                            0.188
                                                         --------
Unit value, end of period                                  4.445
                                                         ========
Total Return *                                             0.977%
Ratios (as a % of average net assets):
   Expenses ****                                           4.750%
   Net Investment Income ***                               0.000%
52-3
Unit value, beginning of period                            5.321
Net investment income                                    ( 0.171)
Net realized and unrealized gain (loss) on investment
   transactions                                            0.214
                                                         --------
Unit value, end of period                                  5.364
                                                         ========
Total Return *                                             0.808%
Ratios (as a % of average net assets):
   Expenses ****                                           5.100%
   Net Investment Income ***                               0.000%


                                                            For the six
                                                           months ended
                                                         June 30, 2004
                                                         ----------------
Individual Contracts:
53-3
Unit value, beginning of period                            5.712
Net investment income                                    ( 0.152)
Net realized and unrealized gain (loss) on investment
   transactions                                            0.221
                                                         --------
Unit value, end of period                                  5.781
                                                         ========
Total Return *                                             1.208%
Ratios (as a % of average net assets):
   Expenses ****                                           4.250%
   Net Investment Income ***                               0.000%
53-5
Unit value, beginning of period                            4.800
Net investment income                                    ( 0.114)
Net realized and unrealized gain (loss) on investment
   transactions                                            0.160
                                                         --------
Unit value, end of period                                  4.846
                                                         ========
Total Return *                                             0.958%
Ratios (as a % of average net assets):
   Expenses ****                                           4.750%
   Net Investment Income ***                               0.000%
54-5
Unit value, beginning of period                            5.398
Net investment income                                    ( 0.138)
Net realized and unrealized gain (loss) on investment
   transactions                                            0.181
                                                         --------
Unit value, end of period                                  5.441
                                                         ========
Total Return *                                             0.797%
Ratios (as a % of average net assets):
   Expenses ****                                           5.100%
   Net Investment Income ***                               0.000%

--------------------------------------------------------------------------------
CG Variable Annuity Account I  Notes to Financial Statements (Continued)     8

*These amounts represent the total return for the years indicated, including changes in the value of the underlying fund, and reflect deductions for all items included in the expense ratio. The total return does not include any expenses assessed through the redemption of units; inclusion of these expenses in the calculation would result in a reduction in the total return presented.


**These ratios represent the annualized contract expenses, consisting of mortality and expense charges, for the years indicated. The ratios include only those expenses that result in a direct reduction to unit values. Charges made directly to contract owner accounts through the redemption of units and expenses of the underlying fund are excluded.


***These amounts represent the dividends, excluding distributions of capital gains, received by the subaccount from the underlying mutual fund, net of management fees assessed by the fund manager, divided by the average assets. These ratios exclude those expenses, such as mortality and expense charges, that result in direct reductions in the unit values. The recognition of investment income by the subaccount is affected by the timing of the dividends by the underlying fund in which the subaccounts invest.


****These ratios represent the annualized contract expenses, consisting of mortality and expense, and assumed investment return charges, for the years indicated. The assumed investment returns of 3% to 5% are normally available. The selection of the assumed investment return is made by the Contractholder from a range made available by CG Life, and is used to determine the purchase rates for all annuities affected under the Contract. The ratios include only those expenses that result in a direct reduction to unit values. Charges made directly to contract owner accounts through the redemption of units and expenses of the underlying fund are excluded.

7. Diversification Requirements
Under the provisions of Section 817(h) of the Internal Revenue Code (Code), a variable annuity contract, other than a contract issued in connection with certain types of employee benefit plans, will not be treated as an annuity contract for federal tax purposes for any period for which the investments of the segregated asset account on which the contract is based are not adequately diversified. The Code provides that the "adequately diversified" requirement may be met if the underlying investments satisfy either a statutory safe harbor test or diversification requirements, as set forth in regulations issued by the Secretary of the Treasury.

The Secretary of the Treasury has issued regulations under Section 817(h) of the Code. CG Life believes that the Account satisfies the current requirements of the regulations, and it intends for the Account to continue to meet such requirements.

--------------------------------------------------------------------------------
CG Variable Annuity Account II                                               9

Statement of Assets and Liabilities
June 30, 2004



Assets:
Investment in TimesSquare VP S&P 500 Index Fund at net asset value, 295,926.801 shares at $16.36 per share
 (cost $3,753,776; net unrealized appreciation $1,087,586)           $4,841,362
Receivable from Connecticut General Life Insurance Company               58,567
                                                                     ----------
   Total assets                                                       4,899,929
                                                                     ----------
Liabilities
Payable to Connecticut General Life Insurance Company                     4,127
                                                                     ----------
   Total liabilities                                                      4,127
                                                                     ----------
Net Assets                                                           $4,895,802
                                                                     ==========
Net Assets Represented By:
                                                      Unit
                                         Units        Valu  e
                                         ----         ----
Accumulation Contracts
Group contracts (50-2)                    2,315      $  218.480      $  505,781
Individual contracts:
 Variable annuity contracts (53-2)        4,231         182.875         773,744
 Flexible annuity contracts (54-2)        8,535         167.961       1,433,547
Annuity Contracts
Group contracts (50-4)                      248           4.326           1,073
Individual contracts:
 Variable annuity contracts (53-4)        1,734           5.134           8,902
 Variable annuity contracts (53-6)      291,783           4.305       1,256,126
 Flexible annuity contracts (54-6)      191,044           4.798         916,629
                                                                     ----------
                                                                     $4,895,802
                                                                     ==========


The Notes to Financial Statements are an integral part of these statements.

--------------------------------------------------------------------------------
CG Variable Annuity Account II                                              10

Statements of Operations
Six Months Ended June 30, 2004 (Unaudited)



Investment Income
 Dividends                                                               $        0
 Mortality expense risk and administrative charges                          (20,055)
                                                                         ----------
    Net loss on investment                                                  (20,055)
                                                                         ----------
Realized Gain on Investments
 Proceeds from sale of shares                                               190,320
 Cost of shares sold                                                        187,470
                                                                         ----------
 Realized gain from security transactions - net                               2,850
 Capital gain distribution                                                        0
                                                                         ----------
    Realized gain on investments - net                                        2,850
                                                                         ----------
Unrealized Appreciation (Depreciation) on Investments
 Beginning of year                                                          951,703
 End of year                                                              1,087,587
                                                                         ----------
    Change in unrealized appreciation (depreciation) on investments         135,884
                                                                         ----------

Increase (Decrease) in Net Assets Resulting from Operations              $  118,679
                                                                         ==========


The Notes to Financial Statements are an integral part of these statements.

--------------------------------------------------------------------------------
CG Variable Annuity Account II                                              11

Statements of Changes in Net Assets
Six Months Ended June 30, 2004 (Unaudited)



From Operations
 Net loss on investment                                               $  (20,055)
 Realized gain on investments - net                                        2,850
 Change in unrealized appreciation (depreciation) on investments         135,884
                                                                      ----------
   Increase (decrease) in net assets resulting from operations           118,679
                                                                      ----------
From Unit Transactions
 Participant contributions                                                    59
 Transfers to/from fixed fund - net
 Withdrawal of funds on terminated/matured contracts                    (123,960)
 Annuity benefit distributions                                          (138,320)
 Mortality guarantee adjustment                                           67,246
 Equalization adjustment - net                                                 0
                                                                      ----------
   Decrease in net assets derived from unit transactions                (194,975)
                                                                      ----------
Decrease in Net Assets                                                   (76,296)
                                                                      ----------

Net Assets, Beginning of Year                                          4,972,098
                                                                      ----------

Net Assets, End of Year                                               $4,895,802
                                                                      ==========


The Notes to Financial Statements are an integral part of these statements.

--------------------------------------------------------------------------------
CG Variable Annuity Account II  Notes to Financial Statements               12

1. Organization

The CG Variable Annuity Account II (the Account) is registered as a Unit Investment Trust under the Investment Company Act of 1940, as amended. The operations of the Account are part of the operations of Connecticut General Life Insurance Company (CG Life). These financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, and reflect management's estimates and assumptions, such as those regarding fair market value and reserve assumptions, that affect recorded amounts. Actual results could differ from those estimates. Significant estimates are discussed throughout the Notes to Financial Statements.

Under the terms of the annuity contracts, the individual participant can elect either a fixed or variable annuity benefit at retirement. The group participant can elect either a fixed or variable annuity benefit during the accumulation phase and at retirement. The assets providing for the variable annuity benefit will be invested in the TimesSquare VP S&P 500 Index Fund[RegTM] (the Fund), and the fixed annuity contract will be purchased from the Account's sponsor, CG Life. The Fund was organized by CG Life in 1968.


2. Summary of Significant Accounting Policies

The following is a summary of significant accounting policies consistently applied in the preparation of the Account's financial statements:

 A. The investment in the Fund's shares is valued at the closing net asset value per share as determined by the Fund on June 30, 2004. The difference between cost and fair value is reflected as unrealized appreciation on investments.

 B. The amount of the reserve for contracts in the distribution period is determined by actuarial assumptions which meet statutory requirements. Gains or losses resulting from actual mortality experience, the full responsibility for which is assumed by CG Life, are represented in the mortality guarantee adjustment.

 C. Investment transactions are accounted for on the trade date (date the order to buy or sell is executed), and income is recorded on the ex-dividend date. Cost of investments sold is determined on the basis of the last-in, first-out method.

 D. The operations of the Account are included in, and taxed as part of CG Life as a life insurance company. Under Internal Revenue Code Section 817(h), there is no taxable income attributable to the Account (See note 7).


3. Cost of Investments

The cost of investments represents the accumulated cost of the Fund's shares purchased and sold by the Account at net asset value with net participant contributions received and from reinvestment of all distributions made by the Fund. The cost of purchases and the proceeds from sales of investments were $685,574 and $190,320, respectively, for the six months ended June 2004.


4. Changes in Units Outstanding

Accumulation units issued and redeemed were 0 and 651, respectively, for the six months ended June 30, 2004. Annuity units distributed were 31,099 for the six months ended June 30, 2004. Mortality units issued were 20,302 for the six months ended June 30, 2004. Annuity units are issued in the event of an annuitization.


5. Expenses and Related Party Transactions

Participant contributions are net of premium taxes (if any) and sales load of $1 for the six months ended June 30, 2004. These amounts are deducted from participant contributions before amounts are invested in the Account and paid to CG Life in accordance with the underlying contract. Mortality and expense risk charges, which

--------------------------------------------------------------------------------
CG Variable Annuity Account II  Notes to Financial Statements (Continued)   13

generally range from 0.25% to 1.10%, depending on contract size, are also paid to CG Life.

Withdrawal of funds on terminated contracts is net of administrative charges of $41 for the six months ended June 30, 2004 . These amounts are paid to CG Life in accordance with the underlying contract.

During the six months ended June 30, 2004, management fees were paid to TimesSquare Capital Management, an affiliate of CG Life, in its capacity as advisor to the Fund. The advisory agreement provides for a fee at the annual rate of 0.25 % of the average net assets of the Fund for the years then ended.

Contracts were sold primarily by persons who were insurance agents of or brokers for CG Life. These persons were authorized by applicable law to sell life and other forms of personal insurance. Contracts are no longer actively sold.


6. Financial Highlights
A summary of changes in unit values and various performance ratios follows.





                                                            For the six
                                                           months ended
                                                           June 30, 2004
                                                         ----------------
Accumulation Contracts:
Group Contracts: (50-2)
Unit value, beginning of period                           212.573
Net investment income                                    ( 0.268)
Net Realized and unrealized gain (loss) on investment
   transactions                                            6.175
                                                         --------
Unit value, end of period                                218.480
                                                         ========
Total Return *                                             2.778%
Ratios (as a % of average net assets):
   Expenses **                                             0.250%
   Net Investment Income ***                               0.000%


                                                            For the six
                                                           months ended
                                                         June 30, 2004
                                                         ----------------
Individual Contracts:
Variable annuity contracts (53-2)
Unit value, beginning of period                          178.372
Net investment income                                    ( 0.675)
Net Realized and unrealized gain (loss) on investment
   transactions                                            5.178
                                                         --------
Unit value, end of period                                182.875
                                                         ========
Total Return *                                             2.524%
Ratios (as a % of average net assets):
   Expenses **                                             0.750%
   Net Investment Income ***                               0.000%
Flexible annuity contracts (54-2)
Unit value, beginning of period                          164.110
Net investment income                                    ( 0.909)
Net Realized and unrealized gain (loss) on investment
   transactions                                            4.760
                                                         --------
Unit value, end of period                                167.961
                                                         ========
Total Return *                                             2.346%
Ratios (as a % of average net assets):
   Expenses **                                             1.100%
   Net Investment Income ***                               0.000%
Annuity Contracts:
Group contracts (50-4)
Unit value, beginning of period                            4.284
Net investment income                                    ( 0.129)
Net Realized and unrealized gain (loss) on investment
   transactions                                            0.171
                                                         --------
Unit value, end of period                                  4.326
                                                         ========
Total Return *                                             0.980%
Ratios (as a % of average net assets):
   Expenses ****                                           4.750%
   Net Investment Income ***                               0.000%

--------------------------------------------------------------------------------
CG Variable Annuity Account II  Notes to Financial Statements (Continued)   14


                                                           For the six
                                                          months ended
                                                         June 30, 2004
                                                         --------------
Individual Contracts:
Variable annuity contracts (53-4)
Unit value, beginning of period                               5.073
Net investment income                                        (0.113)
Net Realized and unrealized gain (loss) on investment
   transactions                                               0.174
                                                             ------
Unit value, end of period                                     5.134
                                                             ======
Total Return *                                                1.202%
Ratios (as a % of average net assets):
   Expenses ****                                               4.25%
   Net Investment Income ***                                  0.000%
Variable annuity contracts (53-6)
Unit value, beginning of period                               4.263
Net investment income                                        (0.100)
Net Realized and unrealized gain (loss) on investment
   transactions                                               0.142
                                                             ------
Unit value, end of period                                     4.305
                                                             ======
Total Return *                                                0.985%
Ratios (as a % of average net assets):
   Expenses ****                                              4.750%
   Net Investment Income ***                                  0.000%
Flexible annuity contracts (54-6)
Unit value, beginning of period                               4.760
Net investment income                                        (0.165)
Net Realized and unrealized gain (loss) on investment
   transactions                                               0.203
                                                             ------
Unit value, end of period                                     4.798
                                                             ======
Total Return *                                                0.798%
Ratios (as a % of average net assets):
   Expenses ****                                              5.100%
   Net Investment Income ***                                  0.000%



*These amounts represent the total return for the years indicated, including changes in the value of the underlying fund, and reflect deductions for all items included in the expense ratio. The total return does not include any expenses assessed through the redemption of units; inclusion of these expenses in the calculation would result in a reduction in the total return presented.


**These ratios represent the annualized contract expenses, consisting of mortality and expense charges, for the years indicated. The ratios include only those expenses that result in a direct reduction to unit values. Charges made directly to contract owner accounts through the redemption of units and expenses of the underlying fund are excluded.


***These amounts represent the dividends, excluding distributions of capital gains, received by the subaccount from the underlying mutual fund, net of management fees assessed by the fund manager, divided by the average assets. These ratios exclude those expenses, such as mortality and expense charges, that result in direct reductions in the unit values. The recognition of investment income by the subaccount is affected by the timing of the dividends by the underlying fund in which the subaccounts invest.


****These ratios represent the annualized contract expenses, consisting of mortality and expense, and assumed investment return charges, for the years indicated. The assumed investment returns of 3% to 5% are normally available. The selection of the assumed investment return is made by the Contractholder from a range made available by CG Life, and is used to determine the purchase rates for all annuities affected under the Contract. The ratios include only those expenses that result in a direct reduction to unit values. Charges made directly to contract owner accounts through the redemption of units and expenses of the underlying fund are excluded.

--------------------------------------------------------------------------------
CG Variable Annuity Account II  Notes to Financial Statements (Continued)   15

7. Diversification Requirements
Under the provisions of Section 817(h) of the Internal Revenue Code (Code), a variable annuity contract, other than a contract issued in connection with certain types of employee benefit plans, will not be treated as an annuity contract for federal tax purposes for any period for which the investments of the segregated asset account on which the contract is based are not adequately diversified. The Code provides that the "adequately diversified" requirement may be met if the underlying investments satisfy either a statutory safe harbor test or diversification requirements, as set forth in regulations issued by the Secretary of the Treasury.


The Secretary of the Treasury has issued regulations under Section 817(h) of the Code. CG Life believes that the Account satisfies the current requirements of the regulations, and it intends for the Account to continue to meet such requirements.